Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statements on Form S-3ASR (No. 333-266493) and Form S-8 (Nos. 333-231243, 333-263160 and 333-273732) of TransMedics Group, Inc. of our report dated February 27, 2024 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.

/s/ PricewaterhouseCoopers LLP

Boston, Massachusetts
February 27, 2024